UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2023

Cano Health, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-39289

Delaware
(State or other jurisdiction of incorporation or organization)

9725 NW 117th Avenue, Miami, FL
(Address of principal executive offices)

98-1524224

(IRS Employer Identification No.)

33178

(Zip Code)

(855) 226-6633

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	CANO	The New York Stock Exchange
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share	CANO/WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Side-Car Credit Agreement

On February 24, 2023 (the “Closing Date”), Cano Health, Inc. (the “Company”), through its subsidiaries, Cano Health, LLC (the “Borrower”) and Primary Care (ITC) Intermediate Holdings, LLC (“Holdings”), entered into a Credit Agreement (the “Side-Car Credit Agreement”) with certain lenders and JP Morgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), pursuant to which the lenders provided a senior secured term loan (the “2023 Term Loan”) to the Borrower in the aggregate principal amount of $150 million, the full amount of which was funded on the closing of the facility. Capitalized terms used herein but not otherwise defined herein have the meanings specified in the Side-Car Credit Agreement, a copy of which is attached to this Form 8-K as Exhibit 10.1.

Pursuant to the Side-Car Credit Agreement, the 2023 Term Loan bears interest at a rate equal to, (i) on or prior to the date that is the second anniversary of the closing date, 14.00% per annum, payable quarterly either (at the Company’s election) in cash or in kind by adding such amount to the principal balance of the term loan and (ii) thereafter, 13.00% per annum, payable quarterly in cash. The 2023 Term Loan will mature on November 23, 2027 (the “Maturity Date”), the same maturity date as the existing term loan under the Company’s Credit Agreement (“Credit Suisse Credit Agreement”), dated as of November 23, 2020, by and among the Borrower, Holdings, the lenders from time to time party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time). The 2023 Term Loan will not amortize.

The Company will use the proceeds from the 2023 Term Loan to pay the transaction fees and expenses incurred in connection with entering into such loan, with the balance being available for the Company’s working capital needs and other general corporate purposes, including the repayment of amounts outstanding under its existing revolving credit facility under the Credit Suisse Credit Agreement, which may be re-borrowed. The Company preliminarily estimates that it incurred approximately $9 million of new debt issuance costs in connection with closing the 2023 Term Loan. The Company realized net proceeds of approximately $141 million from the 2023 Term Loan, net of preliminary estimated transaction fees and costs.

Prior to the Maturity Date, the Company may elect to prepay the 2023 Term Loan, in whole or in part, subject to the applicable prepayment premium. If the Borrower voluntarily prepays the 2023 Term Loan, or if the 2023 Term Loan is accelerated, including in connection with a bankruptcy or insolvency proceeding, then the 2023 Term Loan will be subject to an applicable prepayment premium. If the prepayment, repayment or acceleration occurs during the period from and after the Closing Date up to (but not including) the date that is the 18-month anniversary of the initial funding date, the prepayment premium shall be an amount equal to: (i) the aggregate amount of interest which would otherwise have been payable on the principal amount of the 2023 Term Loan prepaid, repaid or accelerated from the date of the occurrence of the trigger event until the date that is the 18-month anniversary of the initial funding date, discounted at the then-applicable treasury rate plus 0.50%, plus (ii) an amount equal to the premium that would otherwise be payable as if such prepayment, repayment or acceleration had occurred on the day after the 18-month anniversary of the initial funding date (the “Make-Whole Amount”). If the prepayment, repayment or acceleration occurs during the period from and after the 18-month anniversary of the initial funding date up to (but not including) the date that is the 30-month anniversary of the initial funding date, the prepayment premium shall be an amount equal to 3.00% of the principal amount of the 2023 Term Loan prepaid, repaid or accelerated on such date in cash. If the prepayment, repayment or acceleration occurs during the period from and after the 30-month anniversary of the initial funding date up to (but not including) the date that is the 42-month anniversary of the initial funding date, the prepayment premium shall be an amount equal to 2.00% of the principal amount of the 2023 Term Loan prepaid, repaid or accelerated on such date in cash. There is no prepayment premium from and after the 42- month anniversary of the initial funding date. In addition, the 2023 Term Loan must be prepaid with the net cash proceeds of any material asset sale (subject to reinvestment rights) or casualty or condemnation event or any incurrence of debt not permitted by the Side-Car Credit Agreement. The Side-Car Credit Agreement also provides for annual excess cash flow mandatory prepayments. The mandatory prepayments under the Side-Car Credit Agreement are substantially consistent with the Credit Suisse Credit Agreement. Mandatory prepayments of the 2023 Term Loan and the term loans under the Credit Suisse Credit Agreement must be offered pro rata to the lenders thereof.

The Side-Car Credit Agreement contains certain representations and warranties, events of default and covenants, which are qualified by certain exceptions and baskets, that are customary for a transaction of this type, including, among other things, covenants that restrict the ability of the Borrower and its subsidiaries to incur certain additional indebtedness, create or prevent certain liens on assets, engage in certain mergers or consolidations, engage in asset dispositions, declare or pay dividends and make equity redemptions or restrict the ability of its subsidiaries to do so, make loans and investments, enter into transactions with affiliates, or make voluntary payments, amendments or modifications to subordinated or junior indebtedness. The Side-Car Credit Agreement contains a financial covenant, requiring the Borrower to maintain a First Lien Net Leverage Ratio (i.e., total first lien senior secured net debt to Consolidated Adjusted EBITDA) not to exceed 5.80:1.00 on the last day of any four consecutive fiscal quarter period, with the first testing date on March 31, 2023. The financial covenant under the Side-Car Credit Agreement is substantially consistent with the covenant under the Credit Suisse Credit Agreement with respect to the revolving credit facility, except that under the Side-Car Credit Agreement, the financial covenant will be tested quarterly.

The 2023 Term Loan is guaranteed, jointly and severally by Holdings and each domestic wholly-owned material subsidiary of the Borrower’s current and future direct and indirect domestic wholly-owned material subsidiaries, with certain exceptions in accordance with the terms of the Side-Car Credit Agreement. The 2023 Term Loan is secured on a first lien basis by substantially all the assets of the Borrower and the guarantors. The obligations under the Side-Car Credit Agreement and the Credit Suisse Credit Agreement are secured by the same collateral on a ratable basis.

The Company has paid customary fees to the Administrative Agent and the lenders in connection with the Side-Car Credit Agreement.

A copy of the Side-Car Credit Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference. The foregoing description does not purport to be complete and is subject and qualified in its entirety by reference to the Side-Car Credit Agreement.

Warrant Agreement

In connection with and as consideration for entering into the Side-Car Credit Agreement, on February 24, 2023, the Company entered into a Warrant Agreement (the “Warrant Agreement”) by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent and transfer agent of the Company, and granted to the lenders that provided the 2023 Term Loan to the Borrower pursuant to the Side-Car Credit Agreement (each, an “Investor”) warrants to purchase, in the aggregate, up to 29,483,101 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Warrant Shares”), at an exercise price of $0.01 per share (the “Warrants”). The Warrants will expire on February 24, 2028 and may be net exercised in certain circumstances at the holders’ election. The Company has granted the Investors certain registration rights with respect to the Warrant Shares issuable upon the exercise of the Warrants, including the requirement to file a resale shelf registration statement. The foregoing description of the Warrant Agreement and Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant Agreement and Warrant, which are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures in Item 1.01 of this Current Report on Form 8-K regarding the Side-Car Credit Agreement are incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures in Item 1.01 of this Current Report on Form 8-K regarding the issuance of the Warrants and the Warrant Shares issuable thereunder are incorporated by reference into this Item 3.02. The Warrants, and the Warrant Shares issuable upon exercise thereof, will be issued initially in reliance on the exemption from registration provided in Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder. Such shares are subject to the registration rights described in Item 1.01 above.

Item 7.01 Regulation FD Disclosure.

On February 27, 2023, the Company issued a press release announcing the closing of the Side-Car Credit Agreement as well as preliminary unaudited fourth quarter 2022 summary financial results. A copy of the press release is furnished herewith as Exhibit 99.1.

The information included in this Item 7.01 and Exhibit 99.1 of this Current Report are not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall this item and Exhibit 99.1 be incorporated by reference into the Company’s filings under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such future filing.

Forward-Looking Statements

This document contains “forward-looking statements”- that is, statements related to future, not past, events. These forward- looking statements often address the Company’s expected future business and financial performance and financial condition, and generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. These forward-looking statements are based on current expectations. Forward-looking statements, include, without limitation, (i) the Company’s expectation to use proceeds from the 2023 Term Loan to pay the transaction fees and expenses incurred in connection with entering into such loan, with the balance being available for the Company’s working capital needs and other general corporate purposes, including the repayment of amounts outstanding under its existing revolving credit facility under the Credit Suisse Credit Agreement, which may be re-borrowed. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on our results of operations and financial condition. Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, changes in market or industry conditions, regulatory environment, competitive conditions, and receptivity to our services; changes in our strategy, future operations, prospects and plans; developments and uncertainties related to the Direct Contracting Entity program; our ability to predict and control our medical cost ratio; our ability to grow market share in existing markets or enter into new markets and continue our growth; our ability to integrate our acquisitions and achieve desired synergies; our ability to maintain our relationships with health plans and other key payors; the impact of COVID-19 on our business and results of operations; our future capital requirements and sources and uses of cash, including funds to satisfy our liquidity needs; and our ability to recruit and retain qualified team members and independent physicians. The Company may also experience delays or difficulties in, and/or unexpected or less than anticipated results due to (i) increasing costs, tightness in the labor market or less than expected sources of, or access to, liquidity; (ii) increased competition in the provision of health care services; and/or (iii) tightness in the credit or M&A markets, higher interest rates, and/or a higher inflationary environment, which could adversely affect the Company’s ability to achieve one or more of its objectives. The Company may also experience delays or difficulties in, and/or unexpected or less than anticipated results related to its plans to use the proceeds from the 2023 Term Loan to pay transaction fees and expenses, and/or use the balance for working capital needs and other general corporate purposes, including repayment of amounts outstanding under its existing revolving credit facility under the Credit Suisse Credit Agreement, such as due to unanticipated demands on its available sources of cash and/or less than expected available sources of cash or other liquidity. For a detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements, please refer to our filings with the Securities and Exchange Commission (the “SEC”). These or other uncertainties may cause the Company’s actual future results to be materially different than those expressed in its forward-looking statements. The Company does not undertake to update its forward-looking statements, except as may be required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

4.1*	Warrant Agreement, dated February 24, 2023, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent and transfer agent.

4.2	Form of Warrant (included as Exhibit D to Exhibit 4.1)

10.1*	Credit Agreement, dated as of February 24, 2023, by and among the Company, the Borrower, Holdings, certain lenders and JP Morgan Chase Bank, N.A., as administrative agent.

99.1	Press Release, dated February 27, 2023

104	Cover Page Interactive Data file (embedded within the Inline XBRL document)

*

Schedules and exhibits to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The Company agrees to furnish supplementally a copy of all omitted schedules and exhibits to the U.S. Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CANO HEALTH, INC.

Date: February 27, 2023	By:	/s/Brian D. Koppy
Brian D. Koppy
Chief Financial Officer